UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Kabe Exploration Inc.
(Exact name of registrant as specified in its charter)

NEVADA	39-2052145
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3030 East 6th Avenue
Vancouver, BC, Canada	V5M 1S3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-141690

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value of $0.001 Per Share

ITEM 1.     DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the Common Stock to be registered hereunder is incorporated herein by reference to the description in the prospectus included as a part of the registration statement on Form SB-2 of Kabe Exploration Inc. (Registration No. 333-141690).

ITEM 2.     EXHIBITS.

List below all exhibits filed as a part of the registration statement:

Exhibit
Number	Description of Exhibits
3.1	Articles of Incorporation. (1)
3.2	Bylaws, as amended. (1)

(1)     Previously filed on March 30, 2007 on Form SB-2 of Kabe Exploration Inc. (Registration No. 333-141690) and incorporated herein by reference to the exhibits of the same number.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Kabe Exploration Inc.

Date: April 26, 2007	By:	/s/ Antony Claydon
Antony Claydon
President, Chief Executive Officer, Chief Financial Officer
and Chairman of the Board of Directors

Date: April 26, 2007	By:	/s/ Rory Moss
Rory Moss
Director